Exhibit 10.35


         THIS  AGREEMENT,  effective  this  3rd day of  December,  1996,  by and
between   DIANON   SYSTEMS,   INC.  (the   "COMPANY")  and  KEVIN  JOHNSON  (the
"EXECUTIVE").

                                WITNESSETH THAT:


         WHEREAS, the EXECUTIVE is employed by the COMPANY as President and is an integral part of its management team and a key participant in the decision making process relative to short-term and long-term planning and policy for the COMPANY.


         WHEREAS, as an inducement to commence his employment with the COMPANY, the EXECUTIVE requested the COMPANY to make a personal loan to him;


         WHEREAS, the COMPANY wishes to encourage the EXECUTIVE to begin and continue in his employment with the COMPANY and the EXECUTIVE wishes to remain an employee of the COMPANY; and


         NOW, THEREFORE, it is hereby agreed by and between the parties hereto as follows:

         1. Term of Loan Agreement

         This Agreement shall be effective as of the date above written and shall continue thereafter until the first to occur of (i) the EXECUTIVE's termination of employment with the COMPANY, or (ii) December 31, 2002.

         2. Loan Agreement

         (a) The COMPANY will advance to EXECUTIVE one hundred fifty thousand dollars ($150,000) on December 3, 1996

         (b) EXECUTIVE will pay interest on the loan annually at the rate of 6.6% per annum or the Internal Revenue Service standard, whichever is less, and the COMPANY will pay EXECUTIVE, in addition to salary, amounts equal to the interest paid by EXECUTIVE during his employment with the COMPANY.

         (c) EXECUTIVE may repay all or any portion of the advance at any time. If at any time during this Agreement the EXECUTIVE's employment with the COMPANY is terminated, any unrepaid portions of the advance will become immediately repayable on the date the EXECUTIVE's employment is terminated, unless termination is by the COMPANY without stated cause as described in Paragraph 10 of the Employment Agreement entered by the parties on May 3, 1996, in which case, unrepaid portions of the advance will become payable one year after the termination date. At the end of each full month in the period commencing in January, 1996 and ending December, 2002 in which EXECUTIVE's employment with the COMPANY continues without notice of intent to terminate having been given by EXECUTIVE or the COMPANY, the COMPANY shall forgive $2,500 of the advance.

         3. Income Tax Withholding and Reporting

         The COMPANY shall withhold all Federal, State or other taxes as may be required pursuant to any law or governmental regulation or ruling. The COMPANY shall report as income to EXECUTIVE all imputed income amounts as may be required pursuant to any Federal, State or other law or governmental regulation or ruling.

         4. Wage Deduction Authorization

         EXECUTIVE agrees to execute any authorization necessary for the COMPANY to achieve repayment through payroll deduction.

         5. No Right to Continue Employment; Employment at Will

         Nothing contained in the Agreement will confer upon the EXECUTIVE any right to continued employment with the COMPANY, nor shall limit the COMPANY's right to terminate the EXECUTIVE's employment at will.

         6. Entire Understanding

         This Agreement contains the entire understanding between the COMPANY and the EXECUTIVE with respect to the loan described herein and supersedes any prior agreement between the COMPANY and the EXECUTIVE.

         7. Severability

         If for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

         8. Binding Agreement

         This Agreement shall be binding upon, and shall inure to the benefit of, the EXECUTIVE and the COMPANY and their respective permitted successors and assigns.

         9. Modification

         This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         10. Headings of No Effect

         The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpolation of any provisions of this Agreement.

         11. Governing Law

         This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Connecticut without giving effect to the choice of law provisions in effect in such State.

         IN WITNESS WHEREOF, the COMPANY has caused this Agreement to be executed by its officer thereunto duly authorized, and the EXECUTIVE has signed this Agreement, all effective as of the date first above written.


                                          DIANON SYSTEMS, INC.


                                          By:  /s/Richard A. Sandberg
                                               ----------------------------
                                                   Chairman


                                          KEVIN JOHNSON


                                          /s/Kevin Johnson
                                          ---------------------------------